Exhibit 99.1

Analog Devices Reports First Quarter Fiscal Year 2014 Results, Increases Dividend by 9 Percent, and Increases Share Repurchase Authorization to $1 Billion

NORWOOD, Mass.--(BUSINESS WIRE)--February 18, 2014--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its first quarter of fiscal year 2014, which ended February 1, 2014.

“Our first quarter unfolded as we had expected,” said Vincent Roche, President and CEO. “We tightly managed operations and expenses, and kept factory utilizations low. Revenue from the end markets of industrial, communications infrastructure, and automotive totaled 88% of revenue in the aggregate.”

“In January, order rates began to improve. We ended the quarter with a book to bill that was above one and we expect this momentum to continue in the second quarter. We are planning for revenue growth and solid operating leverage in the second quarter on improving factory utilization and a good mix of business.”

ADI Increases Dividend by 9 Percent and Share Repurchase Program to $1 Billion
ADI also announced that its Board of Directors has approved a 9 percent increase in its regular quarterly dividend, from $0.34 to $0.37 per outstanding share of common stock. The dividend will be paid on March 11, 2014 to all shareholders of record at the close of business on February 28, 2014.

In addition, the Board of Directors has approved an increase to the Company’s share repurchase authorization to $1 billion.

For additional information please visit ADI’s financial press release page.

Results for the First Quarter of Fiscal Year 2014

  Revenue totaled $628 million
  Gross margin was 65.1% of revenue
  Operating margin was 29% of revenue, excluding special items, and was 28.6% on a GAAP basis
  Diluted EPS was $0.49, excluding special items, and was $0.48 on a GAAP basis
  Cash flow from operations was $157 million, or 25% of revenue

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the first quarter of fiscal year 2014, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Second Quarter of Fiscal Year 2014
The following statements are based on current expectations. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to be in the range of $660 to $680 million
  Gross margin estimated to increase 50 to 100 bps
  Operating expenses estimated to increase by approximately 2%
  Tax rate estimated to be approximately 13%
  Diluted EPS estimated at $0.54 to $0.58

Conference Call Scheduled for 5:00 pm ET
ADI will host a conference call to discuss the first quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 41217783, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures
Management uses non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures
The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following item is excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:
Restructuring-Related Expenses. These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP other (income) expense and non-GAAP diluted earnings per share:
Gain on Sale of Product Line. In the fourth quarter of fiscal 2013, the Company completed the sale of its microphone product line and recorded a gain of $85.4 million in non-operating income. We excluded the gain and related tax effect from our non-GAAP measures as these items have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP diluted earnings per share:
Tax-Related Items. In the first quarter of fiscal year 2013, the Company recorded a $6.3 million tax benefit related to the reinstatement of the R&D tax credit in January 2013, retroactive to January 1, 2012. In the fourth quarter of fiscal 2013, as a result of a ruling by the U.S. Tax Court in a matter not involving the Company, the Company recorded a potential liability for $36.5 million plus $4.6 million of interest related to its petition with the U.S. Tax Court regarding the beneficial tax treatment of dividends paid from foreign owned companies under The American Jobs Creation Act. The Company also recorded a $2.2 million tax benefit as a result of the reversal of prior period tax liabilities. Also in the fourth quarter of fiscal 2013, the Company completed the sale of its microphone product line, resulting in $26.7 million of income tax expense. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors
Management believes that the presentation of non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures
Analog Devices believes that non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures
Management compensates for these material limitations in non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices
Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, expected production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, First Quarter, Fiscal 2014

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended
	1Q 14	4Q 13	1Q 13
	Feb. 1, 2014	Nov. 2, 2013	Feb. 2, 2013
Revenue	$628,238	$678,133	$622,134
Year-to-year change	1%	-2%	-4%
Quarter-to-quarter change	-7%	1%	-10%
Cost of sales (1)	219,120	233,263	231,850
Gross margin	409,118	444,870	390,284
Gross margin percentage	65.1%	65.6%	62.7%
Year-to-year change (basis points)	240	180	-50
Quarter-to-quarter change (basis points)	-50	110	-110
Operating expenses:
R&D (1)	128,646	131,034	125,164
Selling, marketing and G&A (1)	98,178	98,197	97,560
Special charges	2,685	15,777	14,071
Total operating expenses	229,509	245,008	236,795
Total operating expenses percentage	36.5%	36.1%	38.1%
Year-to-year change (basis points)	-160	330	320
Quarter-to-quarter change (basis points)	40	250	530
Operating income	179,609	199,862	153,489
Operating income percentage	28.6%	29.5%	24.7%
Year-to-year change (basis points)	390	-150	-360
Quarter-to-quarter change (basis points)	-90	-140	-630
Other expense (income)	3,718	(82,650)	3,380
Income before income tax	175,891	282,512	150,109
Provision for income taxes	23,305	80,958	18,887
Tax rate percentage	13.2%	28.7%	12.6%
Net income	$152,586	$201,554	$131,222

Shares used for EPS - basic	312,286	311,009	303,484
Shares used for EPS - diluted	318,017	317,216	310,275

Earnings per share - basic	$0.49	$0.65	$0.43
Earnings per share - diluted	$0.48	$0.64	$0.42

Dividends paid per share	$0.34	$0.34	$0.30

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,557	$1,737	$1,667
R&D	$4,859	$5,721	$5,600
Selling, marketing and G&A	$4,991	$5,664	$5,794

Analog Devices, First Quarter, Fiscal 2014

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	1Q 14	4Q 13	1Q 13
	Feb. 1, 2014	Nov. 2, 2013	Feb. 2, 2013
Cash & short-term investments	$4,701,109	$4,682,912	$3,986,979
Accounts receivable, net	328,787	325,144	329,578
Inventories (1)	289,935	283,337	307,263
Other current assets	151,128	181,032	190,115
Total current assets	5,470,959	5,472,425	4,813,935
PP&E, net	529,010	508,171	491,431
Investments	23,363	21,180	32,720
Goodwill and intangible assets	311,664	312,664	313,084
Other	64,472	67,310	65,638
Total assets	$6,399,468	$6,381,750	$5,716,808

Deferred income on shipments to distributors, net	$245,236	$247,428	$243,396
Other current liabilities	274,258	323,084	265,139
Long-term debt, non-current	872,378	872,241	759,672
Non-current liabilities	211,961	199,421	124,804
Shareholders' equity	4,795,635	4,739,576	4,323,797
Total liabilities & equity	$6,399,468	$6,381,750	$5,716,808

(1) Includes $2,196, $2,273, and $2,381 related to stock-based compensation in 1Q14, 4Q13, and 1Q13, respectively.

Analog Devices, First Quarter, Fiscal 2014

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended
	1Q 14	4Q 13	1Q 13
	Feb. 1, 2014	Nov. 2, 2013	Feb. 2, 2013
Cash flows from operating activities:
Net Income	$152,586	$201,554	$131,222
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	27,335	27,515	27,755
Amortization of intangibles	55	55	55
Stock-based compensation expense	11,407	13,122	13,061
Gain on sale of product line	-	(85,444)	-
Other non-cash activity	1,417	887	(1,362)
Excess tax benefit - stock options	(7,604)	(1,098)	(5,975)
Deferred income taxes	(2,993)	(6,558)	(9,635)
Changes in operating assets and liabilities	(24,730)	132,132	2,848
Total adjustments	4,887	80,611	26,747
Net cash provided by operating activities	157,473	282,165	157,969
Percent of total revenue	25.1%	41.6%	25.4%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(2,234,996)	(2,559,600)	(1,653,593)
Maturities of short-term available-for-sale investments	2,029,319	2,199,444	1,551,147
Sales of short-term available-for-sale investments	212,819	59,903	283,164
Additions to property, plant and equipment	(48,123)	(48,558)	(18,269)
Proceeds from sale of product line	-	100,000	-
Increase in other assets	(3,342)	(1,591)	(2,048)
Net cash (used for) provided by investing activities	(44,323)	(250,402)	160,401

Cash flows from financing activities:
Term loan repayments	-	-	(60,108)
Dividend payments to shareholders	(106,024)	(105,938)	(90,679)
Repurchase of common stock	(88,963)	(42,809)	(17,001)
Proceeds from employee stock plans	79,600	44,399	113,770
Excess tax benefit - stock options	7,604	1,098	5,975
Contingent consideration payment	(1,773)	(1,913)	(3,752)
Increase (decrease) in other financing activities	22,248	4,696	(1,027)
Net cash used for financing activities	(87,308)	(100,467)	(52,822)
Effect of exchange rate changes on cash	(704)	725	1,416

Net increase (decrease) in cash and cash equivalents	25,138	(67,979)	266,964
Cash and cash equivalents at beginning of period	392,089	460,068	528,833
Cash and cash equivalents at end of period	$417,227	$392,089	$795,797

Analog Devices, First Quarter, Fiscal 2014

Schedule D
Revenue Trends by End Market
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Feb. 1, 2014				Nov. 2, 2013	Feb. 2, 2013
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$290,365	46%	-7%	3%	$312,451	$281,209
Automotive	124,157	20%	-5%	15%	131,105	107,760
Consumer	74,119	12%	-22%	-31%	94,545	107,356
Communications	139,597	22%	0%	11%	140,032	125,809
Total Revenue	$628,238	100%	-7%	1%	$678,133	$622,134

Analog Devices, First Quarter, Fiscal 2014

Schedule E
Revenue Trends by Product Type
The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	Feb. 1, 2014				Nov. 2, 2013	Feb. 2, 2013
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$290,551	46%	-5%	5%	$306,187	$277,940
Amplifiers / Radio Frequency	164,714	26%	-7%	4%	176,538	157,978
Other analog	79,419	13%	-14%	-17%	92,405	95,158
Subtotal Analog Signal Processing	534,684	85%	-7%	1%	575,130	531,076
Power management & reference	38,710	6%	-12%	-2%	44,226	39,382
Total Analog Products	$573,394	91%	-7%	1%	$619,356	$570,458
Digital Signal Processing	54,844	9%	-7%	6%	58,777	51,676
Total Revenue	$628,238	100%	-7%	1%	$678,133	$622,134

Analog Devices, First Quarter, Fiscal 2014

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	1Q 14	4Q 13	1Q 13
	Feb. 1, 2014	Nov. 2, 2013	Feb. 2, 2013

GAAP Operating Expenses	$229,509	$245,008	$236,795
Percent of Revenue	36.5%	36.1%	38.1%
Restructuring-Related Expense	(2,685)	(15,777)	(14,071)
Non-GAAP Operating Expenses	$226,824	$229,231	$222,724
Percent of Revenue	36.1%	33.8%	35.8%

GAAP Operating Income/Margin	$179,609	$199,862	$153,489
Percent of Revenue	28.6%	29.5%	24.7%
Restructuring-Related Expense	2,685	15,777	14,071
Non-GAAP Operating Income/Margin	$182,294	$215,639	$167,560
Percent of Revenue	29.0%	31.8%	26.9%

GAAP Other (Income) Expense	$3,718	$(82,650)	$3,380
Percent of Revenue	0.6%	-12.2%	0.5%
Gain on Sale of Product Line	-	85,444	-
Non-GAAP Other (Income) Expense	$3,718	$2,794	$3,380
Percent of Revenue	0.6%	0.4%	0.5%

GAAP Diluted EPS	$0.48	$0.64	$0.42
Impact of Gain on Sale of Product Line	-	(0.19)	-
Restructuring-Related Expense	0.01	0.05	0.04
Impact of the Reversal of Prior Period Tax Liabilities	-	(0.01)	-
Impact of Tax Reserve	-	0.13	-
Impact of the Reinstatement of the R&D Tax Credit	-	-	(0.02)
Non-GAAP Diluted EPS	$0.49	$0.62	$0.44

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
Director of Investor Relations
781-461-3491 (fax)
investor.relations@analog.com